Exhibit 1.1

UNITED STATES CELLULAR CORPORATION

(a Delaware corporation)

Debt Securities

UNDERWRITING AGREEMENT

May 9, 2011

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

Wells Fargo Securities, LLC

As representatives of the several underwriters referred to below

c/o                               Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC  28202

Ladies and Gentlemen:

United States Cellular Corporation, a Delaware corporation (the “Company”), proposes to issue and sell from time to time its debt securities (the “Securities”) in an aggregate principal amount of up to $300,000,000 (which amount does not include the possible issuance and sale of additional Option Underwritten Securities, as hereinafter defined, if any), in or pursuant to one or more offerings on terms to be determined at the time of sale.

The Securities will be issued in one or more series under an indenture, dated as of June 1, 2002, as supplemented by the First Supplemental Indenture dated August 7, 2002, the Second Supplemental Indenture dated October 31, 2002, the Third Supplemental Indenture dated December 3, 2003, the Fourth Supplemental Indenture dated June 9, 2004, the Fifth Supplemental Indenture dated June 21, 2004 and the Sixth Supplemental Indenture to be dated as of the date hereof (collectively, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor in interest to BNY Midwest Trust Company), as trustee (the “Trustee”).  Each series of Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements and any other variable terms established by or pursuant to the Indenture.

Whenever the Company determines to make an offering of Securities, the Company will enter into an agreement (each, a “Terms Agreement”) providing for the sale of such Securities to, and the purchase and offering thereof by, the underwriters named therein (the “Underwriters,” which term shall include one underwriter acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to Section 10 hereof).  The Terms Agreement relating to the offering of Securities shall specify the number or aggregate principal amount, as the case may be, of Securities to be initially issued (the “Initial Underwritten Securities”), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter acting as manager or co-manager in connection with such offering, the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Underwritten Securities and any other material variable terms of the Initial Underwritten Securities, as well as the material variable terms of any related Underlying Securities.  In addition, if applicable, such Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Securities to cover over-allotments, if any, and the number or aggregate principal amount, as the case may be, of Securities subject to such option (the “Option Underwritten Securities”).  As used herein, the term “Underwritten Securities” shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities.  The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and an Underwriter, acting for itself and, if applicable, as representative of any other Underwriters.  Each offering of Underwritten Securities through an Underwriter as sole Underwriter or through an underwriting syndicate managed by one or more Underwriters (the “Representatives”) will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.  To the extent only one Underwriter is named in the Terms Agreement, the terms Underwriters and Representatives as used herein shall mean such Underwriter, and the terms Underwriters and Representatives shall mean either the singular or plural as the context requires.

The Company understands that the Underwriters propose to make a public offering of the Underwritten Securities as soon as the Representatives deem advisable after this Underwriting Agreement and the Terms Agreement have been executed and delivered and the Indenture has been qualified under the 1939 Act and the 1939 Act Regulations (each as defined below).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement for the registration of its debt securities under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”) on Form S-3 (File No. 333-168545), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of up to $500,000,000 of debt securities, including the Securities, of the Company under the 1933 Act and the 1933 Act Regulations, and the offering thereof from time to time in accordance with Rule 415 under the 1933 Act and the 1933 Act Regulations.  Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective under the 1933 Act and the 1933 Act Regulations, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act and the 1933 Act Regulations, collectively and giving effect to Rule 412 under the 1933 Act and the 1933 Act Regulations, is called the “Registration Statement.”  The term “Prospectus” shall mean, collectively and giving effect to Rule 412 under the 1933 Act and the 1933 Act Regulations, the final prospectus supplement relating to the Underwritten Securities, together with the Base Prospectus, that is filed pursuant to Rule 424(b) after the date and time that the Terms Agreement is executed (the “Execution Time”) by the parties hereto.  The term “Preliminary Prospectus” shall mean, collectively and giving effect to Rule 412 under the 1933 Act and the 1933 Act Regulations, any preliminary prospectus supplement relating to the Underwritten Securities, together with the Base Prospectus, that is filed with the Commission pursuant to Rule 424(b).  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include, giving effect to Rule 412 under the 1933 Act and the 1933 Act Regulations, the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the 1933 Act Regulations prior to the time and date specified in the Terms Agreement (the “Initial Sale Time”).  All references in this Underwriting Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Underwriting Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference pursuant to the 1933 Act and the 1933 Act Regulations in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

SECTION 1.  Representations and Warranties.

(a)  Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Initial Sale Time, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a “Representation Date”), as follows:

(1)  Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations.  The Registration Statement was declared effective under the 1933 Act and the 1933 Act Regulations and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and the 1933 Act Regulations and no proceedings for that purpose have been initiated or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission and any request on the part of the Commission for additional information has been complied with.  In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (the “1939 Act”) and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”).

At the respective times the Registration Statement and any post-effective amendments thereto were declared effective and at each Representation Date, the Registration Statement and any post-effective amendments thereto (i) complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the date of the Prospectus and at the Closing Time, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the Trustee under the 1939 Act and the 1939 Act Regulations and (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the 1933 Act and the 1933 Act Regulations, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(2)  Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated May 9, 2011, (ii) the “issuer free writing prospectuses” as defined in Rule 433 of the 1933 Act and the 1933 Act Regulations (each, an “Issuer Free Writing Prospectus”), if any, identified in the Terms Agreement and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of the Initial Sale Time, (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(3)  Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and (ii) when read together with the other information in the

Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4)  Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act and the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act and the 1933 Act Regulations that it is not necessary that the Company be considered an “ineligible issuer.”

(5)  Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Underwritten Securities under this Underwriting Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(6)  Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Underwritten Securities, any offering material in connection with the offering and sale of the Underwritten Securities other than the Registration Statement or any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus identified in the Terms Agreement and any electronic road show or other written communications identified in the Terms Agreement (collectively, “Company Additional Written Communication”).

(7)  Independent Accountants.  The accounting firm which certified the consolidated financial statements and any supporting schedules thereto included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Company and its Subsidiaries (as defined below) as required by the 1933 Act and the 1933 Act Regulations.

(8)  Financial Statements.  The consolidated financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly, in all material respects, the financial position and results of operations of the Company and its Subsidiaries on a consolidated basis, or such other entities, as the case may be, as of and at the dates indicated, and the statement of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries on a consolidated basis, or such other entities, as the case may be, for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent indicated in such financial statements or notes thereto; and the supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus.  In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(9)  No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(10)  Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement and the applicable Terms Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a material adverse effect on the Company and its Subsidiaries considered as one enterprise.

(11)  Good Standing of Subsidiaries.  Each consolidated subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly incorporated or organized and is validly existing as a corporation, limited liability company or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate, limited liability or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited liability or partnership to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a material adverse affect on the Company and its Subsidiaries considered as one enterprise; except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock, limited liability membership interests or partnership interests of each Subsidiary has been duly authorized and validly issued and, with respect to outstanding capital stock, is fully paid and non-assessable, and all shares of capital stock, limited liability membership interests or partnership interests of such Subsidiaries owned by the Company, directly or through one or more Subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and except for such security interest, mortgage, pledge, lien, encumbrance, claim or equity the enforcement of which, individually or in the aggregate, would not reasonably be expected to result in a material adverse affect on the Company and its Subsidiaries considered as one enterprise.  The only subsidiaries that are “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) are United States Cellular Operating Company LLC and United States Cellular Investment Company.

(12)  Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or other arrangements referred to in the Prospectus); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the capital stock of the Company conforms to the description thereof included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus and, except as set forth in therein, is not subject to preemptive or other similar rights.

(13)  Authorization of this Underwriting Agreement and Terms Agreement.  This Underwriting Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

(14)  Authorization of Securities.  The Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement.  Such Underwritten Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (the “Bankruptcy Exceptions”); such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

(15)  Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture will conform in all material respects to all statements relating thereto contained in the Registration Statement, Disclosure Package and Prospectus.

(16)  Descriptions of the Underwritten Securities.  The Underwritten Securities being sold pursuant to the applicable Terms Agreement and the Indenture, as of each Representation Date, will conform in all material respects to all statements relating thereto contained in the Registration Statement, Disclosure Package and Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(17)  Absence of Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or other documents of organization, and none of the Company or any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, which default would reasonably be expected to result in a material adverse effect on the Company and its Subsidiaries considered as one enterprise; the execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement and the Indenture and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the use of the proceeds from the sale of the Underwritten Securities as described under the caption “Use of Proceeds”) have been duly authorized by all necessary corporate action by the Company and will not conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of them may be bound, or to which any property or assets of the Company or any of its Subsidiaries is subject; nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any applicable law, rule, regulation, judgment, order, or administrative or court decree; nor will such action conflict with or have an adverse effect on any of the certificates, authorities, licenses or permits of the Company or any of its Subsidiaries that enable them to carry on the business and operations now operated by them and which are material to the business of the Company and its Subsidiaries considered as one enterprise.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(18)  Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent which would materially adversely effect the business operations of the Company and its Subsidiaries considered as one enterprise.

(19)  Absence of Proceedings.  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries which is required to be disclosed in or incorporated by reference into the Registration Statement, Disclosure Package or Prospectus, other than as disclosed therein, which would reasonably be expected to (A) result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, (B) materially and adversely affect the properties or assets of the Company and its Subsidiaries considered as one enterprise, or (C) materially and adversely affect the consummation of the transactions contemplated by this Underwriting Agreement, the applicable Terms Agreement or the Indenture; all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets are the subject which are not described in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company and its Subsidiaries considered as one enterprise; and there are no contracts or documents of the Company or any of its Subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

(20)  Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the

Prospectus or the documents incorporated by reference therein which have not been so described as required.

(21)  Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Underwriting Agreement, the applicable Terms Agreement or the Indenture or for the performance by the Company of the transactions contemplated under this Underwriting Agreement or such Terms Agreement or the Indenture, except such as have been made or obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act, the 1939 Act Regulations, the rules of the New York Stock Exchange, the rules of FINRA (as defined below) or as may be required under applicable state securities laws.

(22)  Possession of Intellectual Property.  The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information), systems or procedures, trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of claim of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

(23)  Possession of Licenses and Permits.  The Company and its Subsidiaries possess such certificates, authorities, licenses or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except where the failure to so possess would not reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; none of the Company or any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

(24)  Title to Property.  The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them that are material to the business of the Company and its Subsidiaries considered as one enterprise, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries.  All of the leases and subleases material to the business of the Company and its Subsidiaries considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

(25)  Commodity Exchange Act.  The Underwritten Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended, and the rules and regulations of the Commodity Futures Trading Commission thereunder.

(26)  Investment Company Act.  The Company is not required, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, Disclosure Package and Prospectus will not be required, to register as an “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(27)  Environmental Laws.  To the best of the Company’s knowledge and except as otherwise stated in the Registration Statement, Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, materially adversely affect the business operations of the Company and its Subsidiaries considered as one enterprise, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law including any judicial or administrative order, consent, decree or judgment, relating to pollution, the environment, wildlife or to the use, storage, disposal, transport or handling of hazardous materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Environmental Laws.

(28)  Stabilization.  The Company has not taken and will not take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in stabilization or manipulation of the price of the Underwritten Securities.  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any Underwritten Securities or securities similar to the Underwritten Securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

(29)  Sarbanes-Oxley Compliance. Except as stated in the Registration Statement, the Disclosure Package and the Prospectus, there has been no failure on the part of the Company or any of the officers and directors of the Company, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(30)  Internal Control over Financial Reporting. Except as stated in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of its Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its Subsidiaries’ “internal controls over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act and the 1934 Act Regulations) are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting since the end of the Company’s most recent audited fiscal year.

(31)  Disclosure Controls and Procedures.  Except as stated in the Registration Statement, the Disclosure Package and the Prospectus, the Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act and the 1934 Act Regulations) that have been designed to provide reasonable assurance that information required to be disclosed in its reports filed or submitted under the 1934 Act and the 1934 Act Regulations is processed, recorded, summarized and reported within the time periods specified in the Commission’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for timely decisions regarding required disclosure; such disclosure controls and procedures are effective.

(32)  Foreign Corrupt Practices Act.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the

Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(33)  Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and in compliance with applicable reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(34)  OFAC.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)  Officers’ Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed to be a representation and warranty by the Company or such subsidiary, as the case may be, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)  Underwritten Securities.  The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

(b)  Option Underwritten Securities.  Subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement, an option to the Underwriters, severally and not jointly, to purchase up to the number or aggregate principal amount, as the case may be, of the Option Underwritten Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security, less an amount equal to any dividends or distributions declared by the Company and paid or payable on the Initial Underwritten Securities but not payable on the Option Underwritten Securities.  Such option, if granted, will expire 30 days after the date of such Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by the Representatives to the Company setting forth the number or aggregate principal amount, as the case may be, of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities.  Any such time and date of payment and delivery (each, a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Representatives and the Company.  If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number or aggregate principal amount, as the case may be, of Option Underwritten Securities then being purchased which the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in such Terms Agreement bears to the total number or aggregate principal amount, as the case may be, of Initial Underwritten Securities, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of a fractional number or aggregate principal amount, as the case may be, of Option Underwritten Securities.

(c)  Payment.  Payment of the purchase price for, and delivery of, the Initial Underwritten Securities shall be made at the offices of Sidley Austin LLP, One S. Dearborn Street, Chicago, Illinois 60603, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Chicago time) on the fifth business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).  In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the above-mentioned offices of Sidley Austin LLP, or at such other place as shall be agreed upon by the Representatives and the Company, on the relevant Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase.  The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from any of its obligations hereunder.

(d)  Denominations; Registration.  Certificates for the Underwritten Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Underwritten Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (New York City time) on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.  Covenants of the Company.  The Company covenants with each of the Underwriters participating in the offering of Underwritten Securities, as follows:

(a)  Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the 1933 Act Regulations, if and as applicable, and will notify the Representatives promptly during the Prospectus Delivery Period (as defined below), and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to any Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission related to the Registration Statement, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to each Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether each Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such Preliminary Prospectus or the Prospectus, as applicable.  The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)  Filing of Amendments.  During such period beginning on the date of this Underwriting Agreement and ending on the later of the Closing Time or such date as, in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Underwritten Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any amendment, supplement or revision to the Disclosure Package or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)  Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and as many signed copies of all consents and certificates of experts as the Representatives have reasonably requested or shall reasonably request, and will also deliver to the Representatives without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)  Delivery of Prospectuses.  The Company will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request.  Each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement, the Disclosure Package and the Prospectus.  If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement, the Disclosure Package or the Prospectus, in order that the Registration Statement, Disclosure Package or Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)  Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for so long as required for the distribution of the Underwritten Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process, qualify as a foreign corporation or as a dealer in securities, or take any other action in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Underwritten Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Underwritten Securities.

(g)  Earnings Statement.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning after the date of the Terms Agreement, for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and Rule 158(c) under the 1933 Act Regulations.

(h)  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)  Listing.  The Company will use its best efforts to effect the listing of the Underwritten Securities, within 30 days after the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

(j)  Restriction on Sale of Securities.  Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, the Company and its Subsidiaries will not, without the prior written consent of the Representatives directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale or purchase of, or otherwise dispose of, any debt securities; provided, however, that this Section 3(j) shall not be applicable to borrowings under or amendments to any unsecured revolving credit agreement between the Company or any of its Subsidiaries, on the one hand, and one or more banks, on the other hand.

(k)  Reporting Requirements.  The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)  Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Underwritten Securities and will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement. A form of the Final Term Sheet for the Underwritten Securities is attached hereto as Annex I to the form of the Terms Agreement attached hereto as Exhibit A.

(m)  Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Underwritten Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to the Terms Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Underwritten Securities or their offering, (ii) information permitted by Rule 134 under the 1933 Act or (iii) information that describes the final terms of the Underwritten Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(l) or (iv) comparable bond price information; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent that would result in a free writing prospectus being required to be filed with the Commission under Rule 433 under the 1933 Act that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(n)  Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Underwritten Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline, if it has not already done so and is eligible to do so, , file a new shelf registration statement relating to the Underwritten Securities, in a form reasonably satisfactory to the Representatives, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Underwritten Securities to continue as contemplated in the expired registration statement relating to the Underwritten Securities. References herein to the Registration Statement shall include such new shelf registration statement.

SECTION 4.  Payment of Expenses.  (a) Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Underwriting Agreement and the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Underwriting Agreement, any Terms Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the certificates for the Underwritten Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of such securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Underwritten Securities under applicable state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the “blue sky surveys” and any legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each Preliminary Prospectus, any Issuer Free Writing Prospectus, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, (viii) the fees and expenses incurred with respect to any listing of the Underwritten Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”), formerly known as the National Association of Securities Dealers, Inc., of the terms of the sale of the Underwritten Securities, and (x) the fees and expenses of any Underwriter acting in the capacity of a “qualified independent underwriter” (as defined in Rule 5121(f)(12) of the FINRA Rules), if applicable.

(b)  Termination of Agreement.  If the applicable Terms Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(b)(i), Section 9(b)(iii)(a) or Section 9(b)(v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)  Effectiveness of Registration Statement.  The Registration Statement was declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  Each Preliminary Prospectus and the Prospectus containing information relating to the description of the Underwritten Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

(b)  Opinion of Counsel for Company.  At Closing Time, the Underwriters shall have received the opinion, dated as of Closing Time, of each of Sidley Austin LLP, Stephen P. Fitzell, General Counsel of the Company, and Holland & Knight LLP, each counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in

Exhibits B, C and D hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

(c)  Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Mayer Brown LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to certain matters set forth in (1) (as to the Company’s existence and good standing), (6) to (11) and (19) and the paragraph immediately following (20) of Exhibit B hereto.  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States, the Limited Liability Company Act of the State of Delaware and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)  Absence of Material Adverse Changes; Officers’ Certificate.  At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman of the Company, of the Chief Accounting Officer of the Company and of any other authorized representative of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change with respect to the Company and its Subsidiaries considered as one enterprise, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been received by the Company or, to the Company’s knowledge, issued and, to the Company’s knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

(e)  Accountant’s Comfort Letter.  (i) At the time of the execution of the applicable Terms Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP, the Company’s principal independent registered public accounting firm, a letter dated such date, in form and substance satisfactory to the Representatives together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus. (ii)  At the time of the execution of the applicable Terms Agreement, the Representatives shall have received from Deloitte & Touche LLP, the principal independent registered public accounting firm of Los Angeles SMSA Limited Partnership (the “Partnership”), a letter dated such date, in form and substance satisfactory to the Representatives together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the

Partnership contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(f)  Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP and Deloitte & Touche LLP letters, dated as of Closing Time, to the effect that they reaffirm the statements made in the respective letters furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

(g)  Ratings.  At Closing Time and at any relevant Date of Delivery, the Underwritten Securities shall have the ratings accorded by any “nationally recognized statistical rating organization,” as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations (a “NRSRO”), if and as specified in the applicable Terms Agreement, or shall have ratings higher than those specified in the applicable Terms Agreement.

(h)  Approval of Listing.  At Closing Time, the Underwritten Securities shall have been approved for listing on any national securities exchange or quotation system, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

(i)  No Objection.  If the Registration Statement or an offering of Underwritten Securities has been filed with FINRA for review, FINRA shall not have raised any objection that remains unresolved at Closing Time with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Underwritten Securities.

(j)  Lock-up Agreements.  On the date of the applicable Terms Agreement, the Representatives shall have received, in form and substance satisfactory to it, each lock-up agreement, if any, specified in such Terms Agreement as being required to be delivered by the persons listed therein.

(k)  Over-Allotment Option.  In the event that the Underwriters are granted an over-allotment option by the Company in the applicable Terms Agreement and any Underwriters exercise their option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, the Representatives shall have received:

(1)  A certificate, dated such Date of Delivery, of the Chairman of the Company, of the Chief Accounting Officer of the Company and of any other authorized representative of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(2)  The opinion of each of Sidley Austin LLP, Stephen P. Fitzell, General Counsel of the Company, and Holland & Knight LLP, each counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(3)  The favorable opinion of Mayer Brown LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(4)  Letters from PricewaterhouseCoopers LLP and Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the respective letters furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” on the letters furnished pursuant to this paragraph shall be a date not more than five business days prior to such Date of Delivery.

(5)  Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of the Company’s other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review with possible negative implications its rating of the Underwritten Securities or any of the Company’s other securities.

(l)  Additional Documents.  At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m)  Termination of Terms Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement (or, with respect to the Underwriters’ exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 14 shall survive any such termination and remain in full force and effect.  The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing conditions or extend the time for their performance.

SECTION 6.  Indemnification.

(a)  Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, the agents and affiliates of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto),  or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, Company Additional Written Communication or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(3)  against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any Company Additional Written Communication or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)  Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions of a material fact, or alleged untrue statements or omissions of a material fact, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any Company Additional Written Communication or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any

Company Additional Written Communication or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

(c)  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, that if the defendants (including any impleaded party) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate counsel (plus any local counsel) representing the indemnified parties under Section 6(a) who are parties to such action); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into after the later of (A) 45 days after such indemnified party has mailed (by registered or certified mail, postage prepaid) the aforesaid request to each of the Notice Recipients (as defined below) and (B) if the indemnifying party has not given written notice to such indemnified party of the receipt by such indemnifying party of the aforesaid request, 30 days after such indemnified party has mailed (by registered or certified mail, postage prepaid) a second such request to each of the Notice Recipients, provided that such second request is not mailed prior to the 46th day after the request referred to in subclause (i)(A) above is mailed, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.  The “Notice Recipients” are the Chairman and the General Counsel of the Company.  Requests mailed pursuant to this Section 6(d) shall be mailed to LeRoy T. Carlson, Jr., Chairman, United States Cellular Corporation, c/o Telephone and Data Systems, Inc., 30 North LaSalle, Suite 4000, Chicago, IL 60602, with a copy to Stephen P. Fitzell, Esq., General Counsel, United States Cellular Corporation, c/o Sidley Austin LLP, One South Dearborn, Chicago, IL 60603.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each agent and affiliate of each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement, or contained in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

SECTION 9.  Termination.

(a)  Underwriting Agreement.  This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by the Representatives upon the giving of 30 days’ prior written notice of such termination to the other party hereto.

(b)  Terms Agreement.  The Representatives may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto, after the date of the applicable Terms Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Underwritten Securities include debt securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives impracticable or inadvisable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) (a) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange (or any successor thereto), or (b) if trading generally on the New York Stock Exchange or in the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Underwritten Securities include debt securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries, or (v) there has occurred, since the time of execution of such Terms Agreement, a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of the Company’s other securities by a NRSRO, or since the time of execution of such Terms Agreement, any such NRSRO shall have publicly announced that it has under surveillance or review with possible negative implications its rating of the Underwritten Securities or any of the Company’s other securities.

(c)  Liabilities.  If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 14 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the Representatives and the Company shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters reasonably acceptable to the Representatives, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)  if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)  if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters’ exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Underwritten Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Underwritten Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 11.  Notices.  Except as otherwise provided in Section 6(d), all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives as follows: to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: (212) 816-7912); to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, NY1-100-18-03, New York, New York 10036, Attention: High Grade Transaction Management/Legal (fax: (646) 855-5958); to UBS Securities LLC, 677 Washington Blvd, Stamford, Connecticut 06901, Attention: Fixed Income Syndicate (fax: (203) 719-0495); to Wells Fargo Securities, LLC, 301 South College Street, Charlotte, North Carolina 28288, Attention: Transaction Management (fax (704) 383-9165), with a copy to Mayer Brown LLP, Attention: Edward S. Best, 71 S. Wacker Drive, Chicago, IL 60606; notices to the Company shall be directed to LeRoy T. Carlson, Jr. Chairman, United States Cellular Corporation, c/o Telephone and Data

Systems, Inc., 30 North LaSalle, Suite 4000, Chicago, IL 60602, with a copy to Stephen P. Fitzell, Esq., General Counsel, United States Cellular Corporation, c/o Sidley Austin LLP, One South Dearborn, Chicago, IL 60603.

SECTION 12.  Parties.  This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the Company, the Representatives and, upon execution of such Terms Agreement, any other Underwriters and their respective successors.  Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained.  This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Underwritten Securities pursuant to this Underwriting Agreement and the applicable Terms Agreement, including the determination of the public offering price of the Underwritten Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Underwritten Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Underwritten Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Underwritten Securities except the obligations expressly set forth in this Underwriting Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Underwritten Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.  GOVERNING LAW AND TIME.  THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.  General Provisions.  This Underwriting Agreement and any applicable Terms Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

*          *          *

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between the Representatives and the Company in accordance with its terms.

Very truly yours,

UNITED STATES CELLULAR CORPORATION

		By:	/s/ LeRoy T. Carlson, Jr.
Name: LeRoy T. Carlson, Jr.
Title: Chairman

		By:	/s/ Kenneth R. Meyers
Name: Kenneth R. Meyers
Title: Chief Accounting Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
UBS SECURITIES LLC
WELLS FARGO SECURITIES, LLC

As Representatives of the Several Underwriters Referred to Below

BY:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Authorized Signatory

Acting on behalf of itself and the other named Underwriters.

[Signature Page to the Underwriting Agreement]

Exhibit A

UNITED STATES CELLULAR CORPORATION

(a Delaware corporation)

Debt Securities

TERMS AGREEMENT

[        ], 2011

To:                              United States Cellular Corporation
8410 West Bryn Mawr Avenue, Suite 700
Chicago, Illinois 60631

Ladies and Gentlemen:

We understand that United States Cellular Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $[       ] aggregate principal amount of its [senior] [subordinated] debt securities (the “Securities”) ([such securities also being hereinafter referred to as] the “[Initial] Underwritten Securities”).  Subject to the terms and conditions set forth or incorporated by reference herein, we [the underwriters named below (the “Underwriters”)] offer to purchase [, severally and not jointly,] the [[number] [principal] [amount] of] [Initial] Underwritten Securities [opposite their names set forth below] at the purchase price set forth below [, and a proportionate share of Option Underwritten Securities set forth below, to the extent any are purchased].

[Number]
[Principal Amount]
Underwriter	of [Initial] Underwritten Securities

Total	$ [ ]

The Underwritten Securities shall have the following terms:

[Debt Securities]

Title:

Rank:

Aggregate principal amount:

Denominations:

Currency of payment:

Interest rate or formula:

Interest payment dates:

Regular record dates:

Stated maturity date:

Redemption provisions:

Sinking fund requirements:

Conversion provisions:

Listing requirements:

CUSIP / ISIN:

Black-out provisions:

Fixed or Variable Price Offering: [Fixed] [Variable] Price Offering
If Fixed Price Offering, initial public offering price per security:            % of the principal amount, plus accrued interest [amortized original issue discount], if any, from                                   .

Purchase price per security:       % of principal amount, plus accrued interest [amortized original issue discount], if any, from                                   .

Form:

Other terms and conditions:

Initial Sale Time:

Free writing prospectuses included in Disclosure Package (See Section 1(a)(2)):

Electronic road show or other written communications included in Company Additional Written Communication (See Section 1(a)(6)):

Closing date and location:

All of the provisions contained in the document attached as Annex I hereto entitled “UNITED STATES CELLULAR CORPORATION — Debt Securities — Final Term Sheet” as was filed with the Securities and Exchange Commission on                         , and the document attached as Annex II hereto entitled “UNITED STATES CELLULAR CORPORATION — Debt Securities — Underwriting Agreement” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.

Please accept this offer no later than          o’clock P.M. (New York City time) on                              by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

As Representatives of the Several
Underwriters Referred to Below

BY:

By:
Authorized Signatory

Acting on behalf of itself and the other named Underwriters.

Accepted:

UNITED STATES CELLULAR CORPORATION

By
Name: LeRoy T. Carlson, Jr.
Title: Chairman

By
Name: Kenneth R. Meyers
Title: Chief Accounting Officer

[Signature Page to the Terms Agreement]

Annex I to Terms Agreement

Form of Pricing Term Sheet

Filed Pursuant to Rule 433

Registration No. 333-168545

                            , 2011

UNITED STATES CELLULAR CORPORATION

       % Senior Notes due 20

Pricing Term Sheet

Issuer:	United States Cellular Corporation

Security:	% Senior Notes due 20

Principal Amount:	$

Over-Allotment Option:

Denominations:

Trade Date:

Settlement Date:

Maturity Date:

Coupon:	%

Interest Payment Dates:	, , and , commencing , 2011

Price to Public:	%

Optional Redemption:

Use of Proceeds:

Listing:

CUSIP/ISIN:

Joint Book-Running Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC Wells Fargo Securities, LLC

Co-Managers:	RBC Capital Markets, LLC BNY Mellon Capital Markets, LLC Comerica Securities, Inc. SunTrust Robinson Humphrey, Inc. TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407 or e-mail batprospectusdept@citigroup.com; or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or e-mail dg.prospectus_requests@baml.com; or UBS Securities LLC toll-free at 1-877-827-6444, extension 561 3884; or Wells Fargo Securities, LLC toll-free at 1-800-326-5897 or e-mail cmClientsupport@wachovia.com.

Annex II to Terms Agreement

UNITED STATES CELLULAR CORPORATION

Underwriting Agreement

[see attached]

Exhibit B

FORM OF OPINION OF SIDLEY AUSTIN LLP
TO BE DELIVERED PURSUANT TO
SECTION 5(B)

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

Wells Fargo Securities, LLC

As representatives of the several underwriters referred to below

c/o          Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC  28202

Re:	United States Cellular Corporation
% Senior Notes due 20

Ladies and Gentlemen:

We have acted as counsel to United States Cellular Corporation, a Delaware corporation (the “Company”), in connection with (i) the Underwriting Agreement dated           , 2011 (the “Underwriting Agreement”), and the related Terms Agreement dated           , 2011 (the “Terms Agreement”), among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the underwriters (the “Underwriters”) named in the Terms Agreement, and (ii) the sale by the Company, and the purchase by the Underwriters, severally, of $                       aggregate principal amount of the Company’s         % Senior Notes due 20     (the “Notes”).  The Notes are being issued pursuant to the Indenture dated as of June 1, 2002, as supplemented by the First Supplemental Indenture dated August 7, 2002, the Second Supplemental Indenture dated October 31, 2002, the Third Supplemental Indenture dated December 3, 2003, the Fourth Supplemental Indenture dated June 9, 2004, the Fifth Supplemental Indenture dated June 21, 2004 and the Sixth Supplemental Indenture dated           , 2011 (collectively, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), as trustee (the “Trustee”).  We are delivering this letter to you at the request of the Company pursuant to Section 5(b) of the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2010, a registration statement on Form S-3 (Registration No. 333-168545) for the registration of its debt securities under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement and the Incorporated Documents (as defined below) are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations (as defined below), the “Registration Statement.”

In connection with the issuance and sale of the Notes, the Company has prepared (i) a prospectus dated           , 2011 (the “Base Prospectus”), (ii) a preliminary prospectus supplement dated           , 2011 (the “Preliminary Prospectus Supplement”), (iii) a free writing prospectus dated           , 2011 (such free writing prospectus, in the form filed with the Commission pursuant to Rule 433 of the 1933 Act Regulations, is hereinafter called the “FWP”) and (iv) a prospectus supplement dated               , 2011 (the “Prospectus Supplement”).  The Preliminary Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations, the “Preliminary Prospectus.”  The Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations, the “Prospectus.”

As used in this letter, (i) the term “Incorporated Documents,” when used with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3 under the 1933 Act; (ii) the term “1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act; (iii) the term “Initial Sale Time” means          .m. (New York City time) on               , 2011; (iv) the term “Disclosure Package” means the Preliminary Prospectus, as supplemented by the FWP; (v) the term “DGCL” means the General Corporation Law of the State of Delaware; (vi) the term “Applicable Laws” means the DGCL, the Limited Liability Company Act of the State of Delaware and those laws of the State of Illinois, the State of New York and the federal laws of the United States of America, including the rules and regulations promulgated thereunder, which, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Indenture, provided that the term “Applicable Laws” shall not include the Communications Act of 1934, as amended, and any rule, regulation, judgment, order or administrative or court decree thereunder,  and any federal or state securities or blue sky laws (including, without limitation, the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Trust Indenture Act of 1939, as amended (the “1939 Act”), or the Investment Company Act of 1940, as amended (the “1940 Act”)), or any antifraud laws or in each case any rules or regulations thereunder; and (vii) the term “U.S. Federal Securities Laws” means the federal securities laws of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

As counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth in this letter.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites on the internet, and the authenticity of the originals of such latter documents.  If any document we examined in printed, word processed or similar form has been filed with the Commission on EDGAR, we have assumed that the document filed on EDGAR is identical to the document we examined, except for EDGAR formatting changes.  As to facts and certain other matters and the consequences thereof relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, (a) certificates, letters and oral and written statements and representations of public officials, officers and other representatives of the Company, accountants for the Company, and others, and (b) the representations and warranties in the Underwriting Agreement.  Without limitation to the foregoing, we have also assumed that the Trustee has become trustee under the Indenture in accordance with the applicable provisions thereof and such instruments and agreements (if any) as may have been required by the Indenture in connection therewith have been duly authorized, executed and delivered by the appropriate parties (other than the Company) and are valid, binding and enforceable obligations or agreements, as the case may be, of such parties (other than the Company).

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.             The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the documents incorporated by reference in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Terms Agreement.

3.             The Company is duly qualified to do business and is in good standing as a foreign corporation in the states identified on Exhibit A hereto.

4.             Each of United States Cellular Investment Company LLC (“USCIC”) and United States Cellular Operating Company LLC (“USCOC” and, together with USCIC, the “Significant Subsidiaries”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.  Each of the Significant Subsidiaries is duly qualified to do business and is in good standing as a limited liability company in the states identified on Exhibit A hereto.  All outstanding membership interests of USCIC are held of record by the Company and have been duly authorized and all outstanding membership interests of USCOC are held of record by USCIC and have been duly authorized.

5.             The Company has authorized capital stock as set forth in or incorporated by reference in the Disclosure Package and the Prospectus.

6.             The Underwriting Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Company.

7.             The Notes are in the form established pursuant to the Indenture and have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the Terms Agreement.  The Notes, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in the Underwriting Agreement and the Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.  Each registered holder of Notes will, when such Notes are duly issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in the Underwriting Agreement and the Terms Agreement, be entitled to the benefits of the Indenture.

8.             The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

9.             The statements in the Disclosure Package and the Prospectus under the heading “Description of the Notes” and “Description of Debt Securities,” to the extent that such statements purport to describe certain provisions of the Notes or the Indenture, accurately describe such provisions in all material respects.

10.           The statements in the Disclosure Package and the Prospectus under the heading “Material Federal Income Tax Considerations,” to the extent that such statements purport to describe matters of United States federal income tax law and regulations or legal conclusions with respect thereto, accurately describe such matters in all material respects.

11.           The execution and delivery by the Company of the Underwriting Agreement, the Terms Agreement and the Indenture do not, and the issuance and sale of the Notes by the Company, the compliance by the Company with all of the provisions of the Underwriting Agreement, the Terms Agreement and the Indenture and the consummation of the transactions contemplated therein and in the Prospectus do not and will not (a) violate any provision of the Restated Certificate of Incorporation, as amended, or By-laws of the Company; (b) constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(17) of the Underwriting Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of any of the Significant Subsidiaries pursuant to the terms of, any contract, indenture, mortgage, loan agreement, note, lease, or other agreement or instrument listed on Exhibit B hereto; or (c) to our knowledge, violate any Applicable Laws or any judgment, order or administrative or court decree  identified to us by the Company as being currently binding on the Company or any of the Significant Subsidiaries.

12.           To our knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus other than those disclosed therein or incorporated by reference therein.

13.           To our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Disclosure Package, the Prospectus or the Registration Statement or to be filed as exhibits to the Registration Statement which are not described or filed as required.

14.           The Registration Statement has been declared effective under the 1933 Act; each of the Preliminary Prospectus and the Prospectus has been filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the time period required by Rule 424(b) (without reference to Rule 424(b)(8) of the 1933 Act Regulations); the FWP has been filed pursuant to Rule 433 of the 1933 Act Regulations within the time period required by Rule 433; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

15.           The Registration Statement, as of the date it first was declared effective, the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first was declared effective but that is deemed, pursuant to Rule 430B(f) of the 1933 Act Regulations, to be part of and included in the Registration Statement), at [insert date of Prospectus Supplement] , 2011, and the Prospectus, as of the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act and the 1933 Act Regulations for registration statements on Form S-3 or related prospectuses, as the case may be, except in each case that we express no opinion with respect to (A) financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, (B) the Incorporated Documents and (C) any trustee’s statement of eligibility on Form T-1 (a “Form T-1”).

16.           The Incorporated Documents, as of the respective dates they were filed with the Commission, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1934 Act and the rules and regulations of the Commission thereunder applicable thereto, except in each case that we express no opinion with respect to financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom.

17.           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal court or other federal governmental authority or agency of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the States of Illinois or New York is required under U.S. Federal Securities Laws or Applicable Laws for the due authorization, execution or delivery by the Company of the Underwriting Agreement or the Terms Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, the Underwriting Agreement, the Terms Agreement or the Indenture, except those that have been obtained or made.

18.           The Indenture has been duly qualified under the 1939 Act.

19.           The Company is not, and upon the issuance and sale of the Notes as contemplated in the Underwriting Agreement and Terms Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, required to be registered as an “investment company” as defined in the 1940 Act.

In acting as counsel to the Company in connection with the transactions described in the first paragraph above, we have participated in conferences with officers and other representatives of the Company, including its independent registered public accounting firm, and representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences certain contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed.  Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement, the Disclosure Package, the Prospectus or the Incorporated Documents and have made no independent check or verification thereof (except as set forth in paragraphs 9 and 10 above), based upon our participation in such conferences, no facts have come to our attention that have caused us to believe that, insofar as is relevant to the offering of the Notes:

(a)           the Registration Statement, at the time it first was declared effective, or the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first was declared effective but that is deemed, pursuant to Rule 430B(f) of the 1933 Act Regulations, to be part of and included in the Registration Statement), at [insert date of Prospectus Supplement], 2011, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)           the Disclosure Package, at the Initial Sale Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)           the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except in each case we express no belief, and make no statement with respect to (A)  financial statements and schedules and other financial or statistical data included or incorporated by reference in or omitted from the Registration Statement,  the Disclosure Package, the Prospectus or the Incorporated Documents or (B) any Form T-1.

In rendering the opinion set forth in paragraph 15 above and making the statement set forth in clause (a) of the immediately preceding paragraph, we have assumed that [insert date of Prospectus Supplement], 2011  was the earlier of the date on which the Prospectus was first used and the time of the first contract of sale of the Securities within the meaning of Rule 430B(f)(1) of the 1933 Act Regulations.

The foregoing opinions and other statements are subject to the following qualifications, exceptions, assumptions and limitations:

A.    The foregoing opinions and other statements are limited to matters arising under the federal laws of the United States of America (other than the Communications Act of 1934, as amended, and the rules and regulations thereunder), the laws of the State of Illinois and the State of New York, the DGCL and the Limited Liability Company Act of

the State of Delaware.  We express no opinion and make no statement as to the laws, rules or regulations of any other jurisdiction or, in the case of Delaware, any other Delaware laws, rules or regulations, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of Illinois or the State of New York, or in each case as to any matters arising thereunder or relating thereto.

B.    In rendering our opinions set forth in paragraph 3 and in the first and second sentences of paragraph 4, we have relied solely upon a certificate or certificates, as the case may be, of a governmental authority or official.

C.    Our opinions in paragraphs 7 and 8 that certain documents or instruments are enforceable in accordance with their terms are subject to  (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

D.    We express no opinion in paragraph 11(b) above as to any provision requiring a mathematical, accounting or financial computation or determination.

E.     In rendering our opinion set forth in paragraph 14 above with respect to the effectiveness of the Registration Statement and the filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations and the FWP pursuant to Rule 433 of the 1933 Act Regulations, we have relied upon our review of the EDGAR website.  In rendering our opinion set forth in paragraph 14 above with respect to the absence of stop orders or proceedings, we have relied upon the oral advice of the staff of the Commission.

F.     We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (iii) providing for an increase in an interest rate or the payment of additional interest upon the occurrence of certain defaults or the failure to perform certain obligations or imposing liquidated damages or penalties; or (iv) regarding waiver of usury, stay, extension or similar laws; (v) regarding any obligation or agreement to use best efforts, reasonable best efforts or commercially reasonable efforts or any similar obligation or agreement; (vi) regarding specific performance or the grant of any power of attorney; or (vii) requiring any party to take further action or to enter into further agreements or instruments or to provide further assurances.  In addition, we wish to advise you that rights to indemnity and contribution may be limited by applicable law or public policy.

G.    In rendering our opinion set forth in paragraph 19 above, we have relied as to factual matters exclusively on the certificate, dated as of the date of this letter, of Peter L. Sereda, Vice President and Treasurer of the Company’ parent, Telephone and Data Systems, Inc. (“TDS”).

H.    With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided that we make no such assumption insofar as any of the foregoing matters relates to the Company, USCIC or USCOC and is expressly covered by our opinion set forth in paragraph 1, 2, 3, 4, 6, 7 or 8 above.

I.      Any opinion or statement herein which is qualified by “to our knowledge” or words of like import means that the lawyers of this Firm who have devoted substantive legal attention to the representation of the Company in connection with the transaction described in the first paragraph of this letter, after consultation with such other attorneys of this Firm as they consider appropriate, have no actual knowledge of any facts or information contrary to such opinion or statement.  Except to the extent expressly set forth in this letter, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this letter.

J.     The Company is controlled by TDS.  The following persons are members of this Firm:  Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of the Company; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of the Company and certain other subsidiaries of TDS.  The words “to our knowledge,” “no facts have come to our attention” or  words of like import, as used herein, shall not include facts or circumstances as to which such persons may be aware because of their respective positions with the Company or its affiliates but for which this Firm has not been requested to provide legal advice.

The opinions expressed and the statements made herein are expressed and made as of the time of closing of the sale of the Notes to the Underwriters on the date hereof and we assume no obligation to advise you of changes in law, fact or other circumstances (or the effect thereof on such opinions or statements) that may come to our attention after such time.

This letter is being delivered solely for the benefit of the persons to whom it is addressed in connection with the transaction described in the first paragraph above; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency, delivered to or relied upon by any other person, including, without limitation, any person who acquires the Notes from any person to whom this letter is addressed, or otherwise circulated or utilized for any other purpose without our prior written consent.

Very truly yours,

Exhibit A

The Company is qualified to do business and is in good standing as a foreign corporation in the following states:

Illinois

Indiana

New Hampshire

North Carolina

Oklahoma

Oregon

Washington

Wisconsin

USCIC is not qualified to do business in any foreign jurisdiction.

USCOC is qualified to do business and is in good standing as a foreign limited liability company in the following states:

Illinois

Indiana

Wisconsin

Exhibit B

1.             Intercompany Agreements between the Company and TDS:

(a)                                  Intercompany Services Agreement, dated July 1, 1987, between TDS and the Company.

(b)                                 Exchange Agreement related to recapitalization, dated July 1, 1987, as amended April 7, 1988, between TDS and the Company.

(c)                                  Registration Rights Agreement, dated July 1, 1987, between TDS and the Company.

(d)                                 Tax Allocation Agreement, dated July 1, 1987, between TDS and the Company.

(e)                                  Cash Management Agreement, dated July 1, 1987, between TDS and the Company.

(f)                                    Insurance Cost Sharing Agreement, dated July 1, 1987, between TDS and the Company.

(g)                                 Employee Benefit Plans Agreement, dated July 1, 1987, between TDS and the Company.

2.                                       Revolving Credit Agreement dated December 17, 2010 among the Company and the lenders named therein, Toronto Dominion (Texas) LLC as Administrative Agent, Toronto Dominion (New York) LLC as Swing Line Lender, The Toronto Dominion Bank, New York Branch as Letter of Credit Issuer, TD Securities (USA) LLC, Wells Fargo Securities, LLC and CoBank, ACB as Co-Lead Arrangers and Joint Book Managers, Wells Fargo Bank, N.A. as Syndication Agent, and Bank of America, N.A., SunTrust Bank, CoBank ACB, Citibank, N.A. and U.S. Bank, N.A. as Co-Documentation Agents, including the related Subordination Agreement dated as of December 17, 2010 among TDS (and each of the other Subordinated Creditors identified therein) as Subordinated Creditors, the Company as Debtor and Toronto Dominion (Texas) LLC as Administrative Agent for the Senior Creditors.

3.                                       Indenture, dated June 1, 2002, between the Company and the Trustee.

(a)                                  First Supplemental Indenture, dated August 7, 2002, between the Company and the Trustee, relating to the Company’s 9% Series A Notes due 2032.

(b)                                 Second Supplemental Indenture, dated October 31, 2002, between the Company and the Trustee, relating to the Company’s 8.75% Senior Notes due 2032.

(c)                                  Third Supplemental Indenture, dated December 3, 2003, between the Company and the Trustee, relating to the Company’s 6.70% Senior Notes due 2033.

(d)                                 Fourth Supplemental Indenture dated June 9, 2004, between the Company and the Trustee, relating to the Company’s 7.50% Senior Notes due 2034.

(e)                                  Fifth Supplemental Indenture dated June 21, 2004, between the Company and the Trustee relating to the Company’s 6.70% Senior Notes due 2033.

Exhibit C

FORM OF OPINION OF STEPHEN P. FITZELL,
GENERAL COUNSEL OF THE COMPANY
TO BE DELIVERED PURSUANT TO
SECTION 5(B)

        , 2011

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

Wells Fargo Securities, LLC

As representatives of the several underwriters referred to below

c/o          Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC  28202

Re:	United States Cellular Corporation
% Senior Notes due 20

Ladies and Gentlemen:

As the General Counsel of United States Cellular Corporation (the “Company”), a Delaware corporation, I am delivering this letter to you in connection with that certain Underwriting Agreement dated             , 2011 (the “Underwriting Agreement”), and the related Terms Agreement dated             , 2011 (the “Terms Agreement”), between the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the underwriters (the “Underwriters”) named in the Terms Agreement, relating to the sale by the Company, and the purchase by the Underwriters, severally, of $      ,000,000 aggregate principal amount of the Company’s     % Senior Notes due 20     (the “Notes”).  Capitalized terms used but not defined herein are used as defined in the Underwriting Agreement.

This will confirm to you that, to my knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, the  Disclosure Package or the Prospectus other than those disclosed therein or incorporated by reference therein.

In addition, in my capacity as General Counsel of the Company, no facts have come to my attention that have caused me to believe that, insofar as is relevant to the offering of the Notes:

C-1

(a)           the Registration Statement, at the time it first became effective, or the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) of the 1933 Act Regulations, to be part of and included in the Registration Statement), at             , 2011, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)           the Disclosure Package, at the Initial Sale Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)           the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except in each case I express no belief, and make no statement with respect to (A)  financial statements and schedules and other financial or statistical data included or incorporated by reference in or omitted from the Registration Statement,  the Disclosure Package, the Prospectus or the Incorporated Documents or (B) any Form T-1.

Very truly yours,

Stephen P. Fitzell
General Counsel

C-2

Exhibit D

FORM OF OPINION OF HOLLAND & KNIGHT L.L.P.
TO BE DELIVERED PURSUANT TO
SECTION 5(B)

               , 2011

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

Wells Fargo Securities, LLC

As representatives of the several underwriters referred to below

c/o          Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC  28202

Re:	United States Cellular Corporation
% Senior Notes Due 20

Ladies and Gentlemen:

We address this opinion to you as the Representatives of the Underwriters (the “Underwriters”) named in the Underwriting Agreement dated                     , 2011 (the “Underwriting Agreement”), and the related Terms Agreement dated                     , 2011 (the “Terms Agreement”), between you and United States Cellular Corporation, a Delaware corporation (the “Company”), with respect to the issuance and sale by the Company pursuant thereto of $                             aggregate principal amount of the Company’s       % Senior Notes due 20     (the “Notes”).  The Notes are being issued pursuant to the Indenture dated as of June 1, 2002, as supplemented by the First Supplemental Indenture dated August 7, 2002, the Second Supplemental Indenture dated October 31, 2002, the Third Supplemental Indenture dated December 3, 2003, the Fourth Supplemental Indenture dated June 9, 2004, the Fifth Supplemental Indenture dated June 21, 2004 and the Sixth Supplemental Indenture dated         , 2011 (collectively, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), as trustee. Capitalized terms not defined herein have the meanings specified in the Underwriting Agreement.  We have acted as special communications counsel to the Company in connection with the Underwriting Agreement.

Pursuant to Section 5(b) of the Underwriting Agreement, this will advise you that in the opinion of the undersigned:

1.             No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, the Federal Communications Commission (the “FCC”), is necessary or required for the due authorization, execution or delivery by the Company of the Underwriting Agreement or the Terms Agreement or for the performance by the Company of the transactions contemplated under the Registration Statement, the Disclosure Package, the Prospectus, the Underwriting Agreement, the Terms Agreement or the Indenture.

2.             The execution and delivery by the Company of the Underwriting Agreement, the Terms Agreement and the Indenture, the issuance and sale of the Notes by the Company, the compliance by the Company with all of the provisions of the Underwritten Securities, the Underwriting Agreement, the Terms Agreement and the Indenture, and the consummation of the transactions contemplated therein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Underwritten Securities as described under the caption “Use of Proceeds”) do not and will not, to our knowledge, conflict with or result in any violation of, or the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or, to our knowledge, of United States Cellular Operating Company (“USCOC”) and United States Cellular Investment Company (“USCIC” and, collectively, the “Significant Subsidiaries”), under the Communications Act of 1934, as amended (the “Communications Act”) or any rule, regulation, judgment, order or administrative or court decree issued, enacted or promulgated thereunder; neither will any such action conflict with or have a material adverse effect on any of the certificates, authorities, licenses or permits, if any, issued or to be issued by the FCC to the Company or, to our knowledge, any of the Company’s Significant Subsidiaries that enable them to carry on the business and operations now operated by them and which are material to the business of the Company and its consolidated subsidiaries considered as one enterprise.

3.             The information in (i) the Registration Statement (or any post-effective amendment thereto), at the time the Registration Statement was declared effective and at the “new effective date” as described below, (ii) the Preliminary Prospectus, as of the Initial Sale Time, or (iii) the Prospectus, as of the date thereof and the date hereof, purporting to describe FCC regulatory matters or the Communications Act, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, have been reviewed by us and is correct in all material respects.

Further, nothing has come to our attention that has caused us to believe that the descriptions of FCC regulatory matters and the Communications Act contained in:

(a)           the Registration Statement, as of each “new effective date,” as described in the next paragraph, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)           the Disclosure Package, at the Initial Sale Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)           the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except in each case we express no belief, and make no statement with respect to, the financial statements, including notes thereto, financial data, statistical data and supporting schedules included or incorporated or deemed to be incorporated by reference in or omitted from the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

Insofar as the statement set forth in paragraph (a) above addresses the Registration Statement at a “new effective date” pursuant to, and within the meaning of, Rule 430B(f)(2) under the 1933 Act, with respect to the Notes:

(i)            we have been informed by you, as the representatives of the Underwriters, that the date of first use of the Preliminary Prospectus was                 , 2011 and that such use occurred prior to the date and time of the first contract of sale of the Notes for the purposes of Rule 430B(f)(1) under the 1933 Act; and, therefore, we assume that a “new effective date” was                 , 2011, and we have assumed, with your permission and without independent investigation or verification, the accuracy of such information; and

(ii)           we have been informed by you, as the representatives of the Underwriters, that the Initial Sale Time was immediately prior to the earlier of the date that the Prospectus was first used or the date and time of the first contract of sale of the Notes for the purposes of Rule 430B(f)(1) under the 1933 Act; and, therefore, we assume that a “new effective date” was the Initial Sale Time, and we have assumed, with your permission and without independent investigation or verification, the accuracy of such information.

Any opinion or statement herein which is expressed to be “to our knowledge” or is otherwise qualified by words of like import means that the lawyers currently practicing law with this firm who have provided communications counsel services to the Company or its Significant Subsidiaries have no awareness of any facts or information contrary to such opinion or statement.  Except as otherwise expressly stated in this letter, no independent investigation with respect to such facts or information has been undertaken by or on behalf of such lawyers.

This opinion letter is being delivered solely for the benefit of the persons to whom it is addressed in connection with the transaction described in the first paragraph above; accordingly,

it may not be quoted, filed with any governmental authority or other regulatory agency, delivered to or relied upon by any other person, including, without limitation, any person who acquires the Notes from any person to whom this opinion letter is addressed, or otherwise circulated or utilized for any other purpose without our prior written consent.  We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

Sincerely,

HOLLAND & KNIGHT L.L.P.

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